EMPIRE STATE REALTY TRUST, INC. ANNOUNCES DIVIDEND SUSPENSION FOR THE THIRD AND FOURTH QUARTERS OF 2020 AND PROVIDES BUSINESS UPDATE

New York, New York, August 27, 2020 — Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company” or “ESRT”), a leading real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today announced its decision to suspend its third and fourth quarter dividends to holders of the Company’s Class A common stock and Class B common stock and to holders of Empire State Realty OP, L.P.’s (“ESRO”) Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units.
ESRT expects to have no taxable income in 2020, and therefore no requirement to pay any dividend on its common stock in either the third or fourth quarter of 2020. The Company and its Board believe that payment of a dividend is currently not the highest and best use of its balance sheet.
“Our focus is to preserve and enhance shareholder value. The decision not to pay a dividend in the last two quarters of 2020 maintains the greatest balance sheet flexibility and is the correct action to take at this time,” said ESRT’s Chairman, President, and CEO, Anthony E. Malkin. He added, “I thank the entire ESRT team who continue to perform at a very high level and work together as we plot our course forward.”
Business Update
New York City remains the destination of choice for top talent and career building. At present, it continues to confront a pre-cure/treatment pandemic environment that is dynamic and subject to change. Its midtown real estate markets are challenged by a slow return-to-office that yields a slow-to-improve environment for retail tenants who therefore have issues with ability and/or volition to pay rent. Office and retail space leasing trends are nascent and undefined.
The Company collected 93% of billings of rents and all other charges in July, with 96% for office tenants and 78% for retail tenants. Rents and all other charges in August include the billing of real estate taxes, which are typically processed by tenants more slowly than base rent charges, and total collections as a percentage of the amount billed are therefore lower than July. As of August 24th, the Company collected 86% of total August billings, with 89% for office tenants and 72% for retail tenants. August base rent collections totaled 94% through August 24th, with 95% for office tenants and 84% for retail tenants.
The Empire State Building Observatory 86th floor deck reopened on July 20th, and the 102nd floor reopened on August 24th. In the face of international, national, and local travel restrictions and quarantines, ESRT has seen steady, weekly increases in visitors. In the week concluded August 23rd, attendance was just under 4% of 2019 comparable period attendance; steady progress yet below the 5% projection for traffic in August set forth in the July investor deck. The Company’s fully expected return of attendance to pre COVID-19 levels is closely tied to national and international travel trends and these remain adversely impacted by COVID-19 developments.

As announced in its second quarter 2020 earnings call, ESRT has taken measures to reduce its cost structure, operating expenditures, capital expenditures, and G&A. Non-essential capital expenditures have been deferred, and headcount has been reduced through furloughs and reduction in force. The Company continues to explore additional cost reduction measures.
Paydown of Outstanding Line of Credit Balance
Amidst uncertainty about credit markets at the March 2020 onset of the COVID-19 lockdown, ESRT drew down $550 million on its revolving credit facility. The Company is now confident in the banking system’s ability to fund line drawdowns and has therefore decided to pay down in full its borrowings under its line as of September 1, 2020. This will save approximately $7.5 million of annual interest expense and leave the Company with $350 million in cash, $1.1 billion of undrawn capacity on its revolving credit facility, and no debt maturities until 2024.
Preferred Dividend
The Board of Directors has declared a dividend of $0.15 per unit for the third quarter of 2020, payable to holders of ESRO’s Series 2014 Private Perpetual Preferred Units, and a dividend of $0.175 per unit for the third quarter of 2020, payable to holders of ESRO’s Series 2019 Private Perpetual Preferred Units. The dividends will be payable in cash on September 30, 2020 to unitholders of record at the close of business on September 16, 2020.

About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world's most famous building. Headquartered in New York, New York, the Company's office and retail portfolio covers 10.1 million rentable square feet, as of June 30, 2020, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements
This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to businesses that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s tenants, particularly retail, and the Observatory recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments, including such tenants’ ability to pay rent following the termination of temporary governmental assistance and benefits programs, (d) government moratoriums and/or limits (including temporary closure of certain court systems) which directly or indirectly abridge the enforcement of lease obligations and related guarantees, (e) the potential impact on the Company’s human capital management, including restrained productivity associated with work-from-home and risks associated with employees returning to the office, (f) international and national disruption of travel and tourism with a resulting decline in Observatory visitors, and (g) macroeconomic conditions, such as a disruption of, or lack of access to, the capital markets, and general volatility adversely impacting the market price of the Company’s Class A common stock and publicly-traded partnership units of the Operating Partnership; (ii) resolution of legal proceedings involving the Company; (iii) reduced demand for office or retail space, including as a result of the COVID-19 pandemic; (iv) changes in our business strategy; (v) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vi) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) declining real estate valuations and impairment charges; (x) termination or expiration of our ground leases; (xi) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xii) decreased rental rates or increased vacancy rates; (xiii) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xiv) difficulties in identifying properties to acquire and completing acquisitions; (xv) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; and (xviii) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.
While forward-looking statements reflect the Company's good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:
Investors
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@empirestaterealtytrust.com
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